UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the current report on Form 8-K of Depomed, Inc. (the “Company”), originally filed with the Securities and Exchange Commission on June 2, 2011 (the “Initial Filing”).  The sole purpose for filing this Form 8-K/A is to disclose the Company’s determination with respect to the frequency of future non-binding shareholder advisory votes on the compensation of the Company’s named executive officers (each, a “say-on-pay vote”).  No other changes have been made to the Initial Filing.

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 26, 2011, the Company held its annual meeting of shareholders.  As previously disclosed, consistent with the recommendation of the Company’s Board of Directors, a majority of shareholders voted in favor of conducting say-on-pay votes annually.  In light of the shareholder vote, the Company will hold a say-on-pay vote annually until the next vote on the frequency of say-on-pay votes is required (which will be no later than the 2017 annual meeting of shareholders).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: October 17, 2011	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel